Public Service Enterprise Group PSEG Earnings Conference Call 4th Quarter & Full Year 2020 February 26, 2021 EXHIBIT 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects; lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand; any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; any inability to maintain sufficient liquidity; the impact of cybersecurity attacks or intrusions; the impact of the ongoing coronavirus pandemic; the impact of our covenants in our debt instruments on our operations; adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements; risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet; the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate fuel supply; market risks impacting the operation of our generating stations; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of generation output and purchase of fuel; any inability of PSEG Power to meet its commitments under forward sale obligations; reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; the impact if our New Jersey nuclear plants are not awarded Zero Emission Certificates (ZECs) in future periods, or the current or subsequent ZEC program period is materially adversely modified through legal proceedings; adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning; risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental regulations and enforcement; and delays in receipt of, or an inability to receive, necessary licenses and permits. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. GAAP Disclaimer From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can also use the “Email Alerts” link at https://investor.pseg.com to sign-up for automatic email alerts regarding new postings.

PSEG Q4 2020 and Full Year Review Ralph Izzo Chairman, President and Chief Executive Officer

PSEG Q4 and Full Year 2020 Fourth Quarter and Full Year Highlights Net Income of $0.85 per share in Q4 2020; Full year 2020 Net Income of $3.76 per share Non-GAAP Operating Earnings* of $0.65 per share in Q4 2020; Full year 2020 non-GAAP Operating Earnings* of $3.43 per share PSE&G full year results reflect ongoing investment in infrastructure partly offset by weather PSEG Power full year non-GAAP Operating Earnings* impacted by lower capacity revenues and market prices Operational Excellence PSE&G named most reliable electric utility in the Mid-Atlantic region for the 19th year in a row Nuclear operations achieved a capacity factor of 90.3% for 2020 Disciplined Capital Investment NJ Board of Public Utilities (NJBPU) approved investment of nearly $2 billion of Clean Energy Future (CEF) programs: Energy Efficiency (CEF-EE): new $1 billion, 3-year commitment and $111 million extension to existing programs Energy Cloud/AMI (CEF-AMI): $707 million for accelerated rollout of ~2 million electric meters Electric Vehicle (CEF-EV): $166 million to support EV charging infrastructure PSE&G invested $2.7 billion in 2020 in T&D infrastructure, including ES II and GSMP II ES II=Energy Strong II; GSMP II=Gas System Modernization Program II; T&D=Transmission & Distribution; AMI=Advanced Metering Infrastructure *See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP).

Non-GAAP Operating Earnings* Contribution by Subsidiary 2020 Actual and 2021E Guidance E = Estimate. *See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP). **Based on the mid-point of 2021 non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share. The total of the subsidiary guidance ranges are wider than the consolidated $0.20 band to allow for variability by business, as they are often offset in consolidated results. $3.35 - $3.55E PSEG – Introducing 2021 Guidance

PSEG Indicative 2021 Dividend – Increased $0.08 to $2.04 per share $ Per Share Payout Ratio 59% 58% 57% 57% 59%** Building on a 114-year history of returning cash to our shareholders PSEG Annual Dividend Rate 2017 – 2021E compound annual growth rate: 4.4% * *Indicative annual 2021 PSEG common dividend rate per share. E=Estimate. **2021E Payout Ratio reflects the indicative annual dividend rate divided by the mid-point of 2021 non-GAAP operating earnings guidance of $3.35 - $3.55 per share. Note: All future decisions regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG - Regulatory and Policy Objectives State Regulatory Proceedings CEF-AMI settlement approved by NJBPU, authorizing $707 million* investment through 2024 CEF-EV $166 million settlement approved by NJBPU NJBPU Resource Adequacy (FRR) workshops and report expected Q1 2021 NJBPU held technical conference to examine transmission for future offshore wind development PSEG Nuclear ZEC applications for 2022-2025 period pending; Final NJBPU decision expected April 2021 Investment Priorities Aligned with NJ’s Clean Energy Agenda Remaining ~$0.2 billion of CEF filings (Vehicle Innovation and Energy Storage) expected to be addressed in future stakeholder proceedings PSEG announcement on Ørsted's Ocean Wind project to expand its zero-carbon fleet with contracted, renewable generation supporting New Jersey’s goal of 100% clean energy by 2050 Federal Energy Regulatory Commission (FERC) / PJM New chair, Richard Glick (D), and new Commissioners, Mark Christie (R) and Allison Clements (D), restore FERC to full panel FERC’s two NOPRs on transmission incentives may result in incentives for certain types of projects, such as public policy and for cybersecurity investments; Increase in RTO adder unlikely 2022/2023 PJM Capacity Auction is scheduled to occur in late May 2021; RPM parameters updated in February consistent with prior expectations; NJ nuclear units are expected to clear based on the current MOPR floor prices; PJM currently examining future changes to capacity market design *CEF-AMI approved program is $707M, of which ~$600M is incremental Capex over annual meter spend of ~$30M. FRR=Fixed Resource Requirement; ZEC=Zero Emission Certificate; NOPR=Notice of Proposed Rulemaking; RTO=Regional Transmission Organization; RPM=Reliability Pricing Model; MOPR=Minimum Offer Pricing Rule

ESG & Sustainability Summary

Leadership

- **<u>Clean Energy Future</u> PSE&G positioned to make significant investments to decarbonize the New Jersey economy**
  - ✓ $1B CEF-Energy Efficiency program
  - ✓ $0.7B* in smart meters (AMI) and $0.2B in EV charging infrastructure
- **PSEG announced commitment to reduce GHG emissions from PSEG Power's fleet by 80% from 2005 levels by 2046**
  - ✓ PSEG announced a strategic review of PSEG Power's non-nuclear generation assets
  - ✓ PSE&G on-track to achieve 2023 methane reduction goal of ~22% from 2018 levels
  - ✓ PSEG Power is already at half the CO_2 intensity of PJM/U.S. averages
  - ✓ PSEG Power is coal-free by mid-2021
- **PSEG to acquire 25% interest in Ocean Wind, NJ's first Offshore Wind farm**
- 2020 Climate Report follows the TCFD framework and our 2019 Sustainability Report is SASB compliant
- PSEG Power 2019 vision for **Net-Zero Emissions by 2050**
- Invested ~$1.9B in Solar Energy projects

Policies & Goals

- PSEG is a vocal advocate for an economy-wide price on CO_2 emissions and preserving nuclear power plants for their favorable zero carbon attributes
- Diversity, Equity & Inclusion Commitment
- Human Rights Policy (2018)
- PSEG's long-term ESG goals and business strategy are aligned with many of the U.N.'s Sustainable Development Goals intended to stimulate action to set the world on a sustainable path by 2030



SUSTAINABLE DEVELOPMENT GOALS

Recognition & Scores

- Named **Member** to **S&P Sustainability Yearbook 2021**
- Named to the **Dow Jones Sustainability Index** North America 13 years in a row
- Named to the **2021 America's Most Responsible Companies by Newsweek**
- Named to the Forbes **Lists of Best Employers for Diversity 2020** and **Best Employers for Veterans 2020**
- **PSEG ESG Vital Signs: Relative Scores****



MSCI
AA
PSEG in top 20% of all MSCI rated companies
ISS
2-S
3-E
Bloomberg
54
Sustainalytics
71
SSGA R-Factor
59
PEERS
Worse
Better
PEER AVG
PSEG

*CEF-EC/AMI approved program is $707M of which ~$600M is incremental Capex over annual meter spend of ~$30M.
**Scores from Best to Worst: MSCI – AAA to CCC, ISS - 1 to 5, Others - 100% to 0%
ESG=Environmental, Social, Governance; GHG=Greenhouse Gas; TCFD=Task force on Climate-related Financial Disclosures; SASB=Sustainability Accounting Standards Board
Note: PSEG ESG 2020 scores as of December 31, 2020.

9

PSEG’s Investments are aligned with New Jersey’s clean energy goals and stronger reliability to meet customers’ increasing expectations Energy Efficiency AMI CEF – Electric Vehicle CEF – Energy Storage Solar Gas Main and Service Replacement including GSMP Energy Strong Customer Growth New Business Reliability and Infrastructure Modernization PSEG 2021-2025E Capex ~$16B 50% addresses Decarbonization Emission Reduction Methane Reduction Clean Energy Transition Climate/Storm Adaptation Offshore wind investments are incremental to PSEG’s 5-YR, $16B (high end) Capital Spending range Nuclear Reliability/Emission Reduction Other PSEG Enterprise & PSEG Power PSE&G

PSEG Q4 and FY 2020 Operating Company Review Dan Cregg EVP and Chief Financial Officer

PSEG – Q4 Results by Subsidiary Net Income/(Loss) 2020 2019 Change PSE&G $ 0.58 $ 0.54 $ 0.04 PSEG Power $ 0.30 $ 0.32 $ (0.02) PSEG Enterprise/Other $ (0.03) $ - - $ (0.03) Total PSEG $ 0.85 $ 0.86 $ (0.01) Non-GAAP Operating Earnings* 2020 2019 Change PSE&G $ 0.58 $ 0.54 $ 0.04 PSEG Power $ 0.10 $ 0.10 $ -- PSEG Enterprise/Other $ (0.03) $ - - $ (0.03) Total PSEG* $ 0.65 $ 0.64 $ 0.01 *See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSEG Power and PSEG Enterprise/Other. Comparison of 2020 to 2019 quarterly non-GAAP operating earnings per share is impacted by rounding to sum to year-to-date totals and does not reflect an actual increase quarter over quarter. PSEG Q4 EPS Summary – Quarter ended December 31

$ / share PSEG EPS Reconciliation – Q4 2020 versus Q4 2019 Capacity 0.04 Re-contracting & Market (0.06) Volume (0.02) Gas Operations 0.01 O&M 0.01 Depreciation 0.01 Taxes & Other 0.01 Transmission 0.02 Gas Margin 0.02 Weather (0.03) Distribution Depreciation (0.01) Distribution Non-Operating Pension/OPEB 0.01 Distribution Taxes & Other 0.03 Lower Tax Benefits *See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSEG Power and PSEG Enterprise/Other. Comparison of 2020 to 2019 quarterly non-GAAP operating earnings per share is impacted by rounding to sum to year-to-date totals and does not reflect an actual increase quarter over quarter.

PSEG – Year-to-Date Results by Subsidiary Net Income/(Loss) 2020 2019 Change PSE&G $ 2.62 $ 2.46 $ 0.16 PSEG Power $ 1.17 $ 0.93 $ 0.24 PSEG Enterprise/Other $ (0.03) $ (0.06) $ 0.03 Total PSEG $ 3.76 $ 3.33 $ 0.43 Non-GAAP Operating Earnings* 2020 2019 Change PSE&G $ 2.62 $ 2.46 $ 0.16 PSEG Power $ 0.84 $ 0.81 $ 0.03 PSEG Enterprise/Other $ (0.03) $ 0.01 $ (0.04) Total PSEG* $ 3.43 $ 3.28 $ 0.15 *See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSEG Power and PSEG Enterprise/Other. PSEG Full Year EPS Summary – Twelve Months ended December 31

$ / share PSEG EPS Reconciliation – FY 2020 versus FY 2019 ZECs 0.10 Capacity (0.11) Re-contracting & Market (0.09) Volume (0.03) Gas Operations 0.01 O&M 0.09 Depreciation & Interest 0.01 Taxes & Other 0.05 Transmission 0.17 Electric Margin 0.01 Gas Margin 0.08 Weather* (0.08) Distribution O&M (0.02) Distribution Depreciation & Interest (0.05) Distribution Non-Operating Pension/OPEB 0.07 Distribution Taxes & Other (0.02) Loss on Sale of Investment, Lower Tax Benefits and Other *Includes $(0.04) Weather Normalization Clause Reversal recognized in Q3 2020. **See Slide A for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP). Note: Prior quarter results may not add due to rounding.

PSE&G Q4 2020 Review

$ / share PSE&G EPS Reconciliation – Q4 2020versus Q4 2019 Distribution Depreciation (0.01) Distribution Non-Operating Pension/OPEB 0.01 Distribution Taxes & Other 0.03 Transmission 0.02 Gas Margin 0.02 Weather (0.03)

PSE&G – Q4 & Full Year Weather Summary

Monthly Heating Degree Days (HDD)
Q4 2020 vs. Q4 2019 vs. Normal



1,000
800
600
400
200
0
Heating Degree Days
213
178
243
398
650
516
828
836
827
October
November
December
2020
2019
normal

Q4 2020 winter weather, as defined by heating degree days, was ~14% milder than Q4 2019 and ~9% milder than normal

Winter Weather Summary (HDD)
FY 2020 vs. FY 2019 vs. Normal



HDD Summary
4,186
4,662
4,658
2,000
3,000
4,000
5,000
2020
2019
normal

FY 2020 winter weather was ~10% milder than 2019 and ~10% milder than normal

Summer Weather Summary (THI)
FY 2020 vs. FY 2019 vs. Normal



Temperature Humidity Index
18,634
17,721
16,782
5,000
10,000
15,000
20,000
2020
2019
normal

FY 2020 summer weather was ~5% warmer than 2019 and ~11% warmer than normal

18

GSMP drives PSE&G's methane reduction goals


0%
-10%
-20%
-30%
-40%
-50%
-60%
2011A
2019A
2030E*
GSMP I
GSMP II
Reduced **methane CO_2 equivalent emissions by ~200,000 metric tons** (2011 – 2019)
% Reduction of absolute methane (CH_4) emissions from 2011 as reported to the EPA under 40 CFR98, Subpart W

PSE&G is on track to achieve its **22% methane (CH_4) reduction goal by 2023** from 2018 levels, with ongoing GSMP II replacement of cast iron and unprotected steel main

Targeting **~60% cumulative methane reduction by 2030** from 2011 levels, assuming a continuation of GSMP beyond 2023

A=Actual. E=Estimate.
*Forecast to 2030E based on current and potential future accelerated gas main replacement in future Gas System Modernization Programs.

19

CEF-Electric Vehicle Infrastructure Approved

Investment
$166M
~6-Year Program

Development of smart charging infrastructure to facilitate EV adoption across a broad range of customers and segments

CEF-EV Subprograms

1. Residential Smart Charging
2. Level 2 Mixed-Use Charging
3. Public DC Fast Charging

Environmental Benefits


CHARGING STATION

an electric mile is
70%
cleaner than an average mile fueled by gasoline

14
million metric tons of CO_2 avoided through 2035

Other Benefits

270
direct clean energy jobs

Advancement of NJ EV and clean energy goals

Mitigation of EV market barriers & reduction in range anxiety

Note: A 4th subprogram, Vehicle Innovation, for $45M investment in medium/heavy duty vehicles (MHDVs) is held in abeyance pending a MHDV stakeholder process. See slide 34 in Appendix for Subprogram descriptions.

20

PSE&G's capital program of $13 billion to $15 billion focused on reliability, resiliency, grid modernization and clean energy investments

~90% of our capital investments receive earnings and cash recovery within one year


PSE&G Capital Spending
2021E – 2025E
3,500
3,000
2,500
2,000
1,500
1,000
500
0
($ Millions)
2021E
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Unapproved Programs:
• Energy Strong III, CEF-Energy Storage
• GSMP and CEF-EE Programs – Low end of range assumes current run rates of approved programs continue. High end assumes increase in program investment.

Includes AFUDC Debt. E=Estimate.
Note: Hashed portion of the chart represents unapproved programs including Energy Strong extension, Energy Storage and Vehicle Innovation and assumes a higher level of investment for the GSMP and CEF EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the approved capital section.

21

PSE&G's investment program provides opportunity for ~6.5% to 8% compound annual growth in rate base



PSE&G Year-End Rate Base
2020 – 2025E
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
($ Millions)
Unapproved Programs
2020
2021E
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

E=Estimate. Chart excludes Construction Work in Progress. Year-end 2020 CWIP balance was ~$1.8B.
Note: Hashed portion of the chart represents unapproved programs including Energy Strong extension, Energy Storage and Vehicle Innovation and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the approved rate base.

22

PSE&G – Q4 Highlights Completed replacement of approximately 175 miles of gas main and 25,000 services during 2020, annual methane emissions reduced by approximately 25,000 metric tons of CO2 equivalent Weather-normalized electric sales declined by 2% in 2020; Residential sales increase by 6%, more than offset by commercial and industrial sales decline of 6% Weather-normalized gas sales increased by 1% in 2020; Residential sales increased by 5%, partially offset by commercial and industrial sales decrease of 4% PA Consulting named PSE&G the most reliable electric utility in the Mid-Atlantic region for 19th year in a row and recognized PSE&G as the 2020 Outstanding Customer Engagement Award recipient FERC transmission formula rates increased revenues by $119 million; placed into effect January 1 Successfully initiated nearly $2 billion of CEF programs in EE, AMI and EV Infrastructure Operations Regulatory and Market Environment PSE&G invested $2.7 billion in 2020 on investments in T&D reliability, resiliency, grid modernization and clean energy PSE&G’s Q4 2020 earnings increased by $0.04 per share, or ~7%, over Q4 2019 PSE&G 2021 earnings guidance is $1,410 million - $1,470 million; an increase of 8.5% at the midpoint Consolidated rate base grew by 8% to over $22 billion at year-end 2020 Financial

PSEG Power Q4 2020 Review

PSEG Power EPS Reconciliation – Q4 2020 versus Q4 2019 Q4 2019 Net Income Q4 2019 Operating Earnings (non-GAAP)* Q4 2020 Net Income Q4 2020 Operating Earnings (non-GAAP)* Capacity 0.04 Re-contracting & Market (0.06) Volume (0.02) Gas Operations 0.01 O&M 0.01 Depreciation 0.01 Taxes & Other 0.01 *See Slide B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP). $ / share ~ ~ $0.35 $0.30

PSEG Power – Q4 & Full Year Generation Measures Total Nuclear Total Coal**** Natural Gas & Oil *Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa. **Excludes peaking and steam generation. ***Includes Oil Fuel Costs of $5 million and $3 million in FY 2019 and FY 2020, respectively and $1 million and < $1 million in Q4 2019 and Q4 2020, respectively. ****PSEG Power completed the sale of its ownership interests in Keystone and Conemaugh generation, labeled as PA Coal in the Capacity Factor table, in September 2020. PSEG Power – FY Generation (GWh)* PSEG Power – Capacity Factors (%)* Quarter ended December 31 Year ended December 31 2019 2020 ($ millions) 2019 2020 $ 135 $ 116 Gas*** $ 531 $ 426 - - Coal $78 - $ 41 $ 40 Nuclear $ 178 $ 184 $ 176 $ 156 Total Fuel Cost $ 787 $ 610 13,345 12,145 Total GWh* Generation 56,856 52,964 13.19 12.84 $ / MWh 13.84 11.52 PSEG Power – Fuel Costs* Quarter ended December 31 Year ended December 31 2019 2020 2019 2020 54.8% 46.2% Combined Cycle** 52.2% 48.3% N/A N/A Coal-PA 75.4% N/A - % - % Coal-CT 1.6% - % 81.9% 78.9% Nuclear 88.7% 90.3% 56,856 52,964 (20) Q4 Generation (GWh)* 6,335 5,394 (6) (4) 7,016 6,755

PSEG Power – Gross Margin Performance Capacity revenues rose in 2020: Average price in PJM is $168 MW/day and in ISO-NE is $195 MW/day through May 31; Bridgeport Harbor 5 locked in at $231 MW/day for 7 years* Re-contracting at lower market prices Lower Q4 generation volumes related to outages, lower market prices and mild weather Regional Performance Region Q4 Gross Margin ($M) Q4 2020 Performance PJM $337 Re-contracting at lower market prices and lower volumes related to planned fossil and extended nuclear outage at Salem Unit 1, partially offset by higher capacity revenues New England $35 Lower capacity prices, lower market prices and lower demand New York $15 Higher market prices and higher demand PSEG Power Gross Margin ($/MWh) Quarter ended December 31 Full Year *PSEG Power’s cleared capacity auction price includes escalations over the 7-year period based on the Handy-Whitman Index through May 2026.

PSEG Power – Q4 Highlights Q4 2020 output down 9% vs Q4 2019 due primarily to planned outages at Fossil and extended outage at Salem 1 Nuclear fleet capacity factor was 78.9% in Q4 and 90.3% for full year 2020 CCGT fleet capacity factor was 46.2% in Q4 and 48.3% for full year 2020; new units operated at average capacity factor of 68% in Q4 and 77% for full year 2020 Nuclear fleet produced 6.8 TWh, down 4% due to extended outage at Salem 1; CCGT fleet produced 5.4 TWh, down 15% due primarily to planned outages Operations Regulatory and Market Environment Financial ZEC eligibility process continues; final decision from NJBPU expected in April 2021 The NJBPU’s Resource Adequacy proceeding is ongoing, report expected end of Q1 2021 Strategic alternatives exploration: marketing of Fossil and Solar assets ongoing PSEG Power’s total debt as a percentage of capitalization was 27% at December 31 PSEG Power’s 2021 guidance range for non-GAAP Operating Earnings is $280 million - $370 million; non-GAAP Adjusted EBITDA guidance is $850 million - $950 million

PSEG

PSEG delivering solid results and sustainable dividend growth PSEG non-GAAP Operating Earnings* PSEG Annual Common Dividend Initiating full-year 2021 non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share PSE&G expected to contribute >80% of 2021 non-GAAP Operating Earnings PSEG’s 5-year capital spending forecast of $14B - $16B, with 90% directed to PSE&G, expected to produce ~6.5% - 8% compound annual growth in rate base over 2021 – 2025 Over 70% of PSEG Power’s 2021 gross margin secured via energy hedges, capacity revenues, ZECs and ancillary service payments On February 16th, PSEG increased the 2021 indicative annual common dividend by $0.08 to $2.04 per share Expect strong cash flow will enable funding the entire 5-year capital spending program, as well as planned and potential offshore wind investments during the 2021-2025 period, without the need to issue new equity 2021 Financial Highlights

Introducing PSEG 2021 Guidance - By Subsidiary $ millions (except EPS) 2021E 2020 PSE&G (Net Income) $1,410 - $1,470 $1,327 PSEG Power $280 - $370 $430 PSEG Enterprise/Other ($15) ($16) Operating Earnings (non-GAAP)* $1,700 - $1,800 $1,741 Operating EPS (non-GAAP)* $3.35 - $3.55 $3.43 Segment Operating Earnings Guidance and Prior Year Results (non-GAAP, except as noted)* $ millions 2021E 2020 PSEG Power $850 - $950 $990 PSEG Power Adjusted EBITDA (non-GAAP) *,** Note: The total of subsidiary guidance ranges are wider than the consolidated band to allow for variability by business, as they are often offset in consolidated results. *See Slide A for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and Slide B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) for PSEG Power and PSEG Enterprise/Other. **Adjusted EBITDA for the full year 2020 includes pre-tax expenses of $36 million related to the purchase of NJ tax credits as part of the 2019 NJ Technology Tax Benefit Transfer Program. The benefit from the program’s tax credits is included in the income tax expense line item and more than offsets the expenses incurred for the purchase. E = Estimate.

APPENDIX

CEF-Energy Cloud/AMI Settlement Approved

- NJBPU approved settlement of the CEF-EC filing between BPU Staff and Rate Counsel
- Total investment of $707 million over four years*
- PSE&G will defer earnings and cash return of and on CEF-EC investment until its next base rate case; Roll-in will include full investment plus deferred return
- Rate base amount grows each year until next rate case by investment amounts and deferred return and is not reduced by depreciation/deferred taxes
- Project O&M and stranded costs (old meters) deferred for recovery beginning with next rate case
- Next distribution base rate case filing expected year-end 2023 with a 2024 resolution
- PSE&G plans to install over 2 million meters beginning in 2021 and conclude in 2024
- Recovery lag minimized by spend pattern, concentrated in 2023-24 and closer to rate case resolution; mechanism exists to roll-in any spend post-test year
- Customer rate impact will be deferred until rate case determination

Clean Energy Future – EC/AMI	ROE	2021	2022	2023	2024	Total
Approved Investment	9.6%	$50M	$100M	$270M	$270M	~$700M
Planned AMI Installs		80,000	300,000	900,000	900,000	~2.2M

*CEF-EC/AMI Program is $707M, additional rate base is ~$600M given annual meter spend of ~$30M.

33

CEF-EV Program Descriptions Residential Smart Charging Single-Family Homes $80M investment ~40,000 chargers PSE&G will provide funding towards the installation of Level 2 networked EV Chargers at residences in the PSE&G territory. PSE&G will also provide customer incentives to encourage charging during off-peak periods. Total EV program expenses of $45 million, for a total program spend of $205 million. Level 2 Mixed-Use Charging Multi-Family, Municipality, Retail Centers $35M investment ~3,500 chargers, 875 locations PSE&G will deploy Make-Ready electrical infrastructure and provide financial incentives towards the cost of Level 2 charger installation. This subprogram will target a diverse set of customers and serve a variety of end-use EV Charging needs, such as multi-family, municipalities, and retail centers. Public DC Fast Charging Travel Corridors $45M investment ~1,000 chargers, 300 locations PSE&G will deploy Make-Ready electrical infrastructure and provide financial incentives towards the upfront cost of DC Fast Charging equipment installation. PSE&G will also provide financial incentives to defray electricity costs.

PSEG maintains a solid financial position

PSEG Senior Unsecured Credit Ratings
Moody's = Baa1 / Outlook = Stable
S&P = BBB / Outlook = Stable

HoldCo Term Loans and Sr. Notes Outstanding as of 12/31/2020	
Term Loan due March 2021 (STD)	$300M
Sr. Notes due November 2021	$300M
Sr. Notes due November 2022	$700M
Sr. Notes due June 2024	$750M
Sr. Notes due August 2025	$550M
Sr. Notes due August 2030	$550M
Sr. Notes due April 2031	$96M
Short-Term Debt Outstanding:	**$1.0B**
Total Long-Term Debt Outstanding:	**$2.9B**
PSEG Consolidated Debt to Capitalization	**52%**

PSE&G Senior Secured Credit Ratings
Moody's = Aa3 / Outlook = Stable
S&P = A / Outlook = Stable

2020 PSE&G Debt Issuances	
Secured 2.45% MTNs due January 2030	$300M
Secured 3.15% MTNs due January 2050	$300M
Secured 2.70% MTNs due May 2050	$375M
Secured 2.05% MTNs due August 2050	$375M
Total Long-Term Debt Outstanding as of 12/31/2020:	**$10.9B**

PSEG Power Senior Unsecured Credit Ratings
Moody's = Baa1 / Outlook = Stable
S&P = BBB / Outlook = Stable

Senior Notes Outstanding as of 12/31/2020	
Sr. Notes due June 2021	$700M
Sr. Notes due September 2021	$250M
Sr. Notes due June 2023	$700M
Sr. Notes due November 2023	$250M
Sr. Notes due April 2031	$404M
Total Long-Term Debt Outstanding*:	**$2.3B**
Debt to Capitalization	**27%**

*Includes $44M Pennsylvania Economic Development Financing Authority Tax-Exempt Bond Maturing 2042 backed by Letter of Credit maturing 2022
Note: Credit Ratings are as of February 26, 2021; Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding

35

PSEG powering New Jersey’s response to COVID-19 New Jersey Gradually Re-Opens from COVID-19 Stay-at-Home Order NJ stay-at-home order lifted June 9; NJ continues phased re-opening of its economy NJBPU approved restart of in-home utility services May 20 with COVID-19 safety protocols PSEG Response to COVID-19 Voluntarily suspended shutoffs of service due to non-payment; working cooperatively with customers in need of payment flexibility Utility and power work deemed “essential services” in NJ; full 2020 capital plan executed Ongoing senior-level, cross-functional team remains engaged in overseeing dynamic pandemic response plan Donated 50,000 N95 masks and 200,000 pairs of gloves to NJ health care organizations earlier in the year PSEG Foundation and corporate giving initiatives and commitments totaling $4 million were directed to nonprofits and community organizations providing support for food insecurity, pandemic response and relief efforts, including a $1 million donation to the NJ Pandemic Relief Fund in Q2 Sponsored the COVID-19 testing site in Salem County, and continue to support local food and community organizations and events to ease the financial hardship in the Salem community PSEG Operations Designing Responsible Reentry approach and playbook for future business practices Employees operating effectively with latest COVID-19 health and safety protocols; PPE for all field associates Completed two nuclear refueling outages: Salem 2 (spring 2020) and Salem 1 (fall 2020) with full COVID-19 safety protocols Over half of all PSEG employees continue to work from home in NJ and on LI

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (Non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,			
	2020	2019	2020	2019	2018	2017
	($ millions, Unaudited)					
Net Income	$ 431	$ 437	$ 1,905	$ 1,693	$ 1,438	$ 1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax [(a)] (PSEG Power)	(158)	(91)	(231)	(255)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax [(b)] (PSEG Power)	(1)	(90)	81	(285)	117	167
Plant Retirements and Dispositions, pre-tax (PSEG Power)	-	-	(122)	402	(51)	975
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	(9)	-	2	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	16	-	16	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	-	-	58	8	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(c)]	66	58	106	37	(74)	(427)
Tax Reform	-	-	-	-	-	(745)
Operating Earnings (non-GAAP)	$ 329	$ 330	$ 1,741	$ 1,666	$ 1,582	$ 1,488
PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507	507	507
	($ Per Share Impact - Diluted, Unaudited)					
Net Income	$ 0.85	$ 0.86	$ 3.76	$ 3.33	$ 2.83	$ 3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax [(a)] (PSEG Power)	(0.31)	(0.18)	(0.46)	(0.50)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax [(b)] (PSEG Power)	-	(0.18)	0.16	(0.56)	0.23	0.33
Plant Retirements and Dispositions, pre-tax (PSEG Power)	-	-	(0.24)	0.79	(0.10)	1.92
Oil LOCOM adjustment, pre-tax (PSEG Power)	(0.02)	-	-	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	0.03	-	0.03	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	-	-	0.11	0.02	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(c)]	0.13	0.11	0.21	0.08	(0.14)	(0.84)
Tax Reform	-	-	-	-	-	(1.47)
Operating Earnings (non-GAAP) [(d)]	$ 0.65	$ 0.64	$ 3.43	$ 3.28	$ 3.12	$ 2.93

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).
(b) Includes the financial impact from positions with forward delivery months.
(c) Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for 2017, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.
(d) Comparison of 2020 to 2019 quarterly non-GAAP operating earnings per share is impacted by rounding to sum to year-to-date totals and does not reflect an actual increase quarter over quarter.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income.

A

Reconciliation of Non-GAAP Operating Earnings and Non-GAAP Adjusted EBITDA

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	($ millions, Unaudited)			
Net Income	$ 157	$ 159	$ 594	$ 468
(Gain) Loss on NDT Fund Related Activity, pre-tax	(158)	(91)	(231)	(255)
(Gain) Loss on MTM, pre-tax [(a)]	(1)	(90)	81	(285)
Plant Retirements and Dispositions, pre-tax	-	-	(122)	402
Oil LOCOM adjustment, pre-tax	(9)	-	2	-
Goodwill Impairment, pre-tax	-	16	-	16
Income Taxes related to Operating Earnings (non-GAAP) reconciling items [(b)]	66	58	106	63
Operating Earnings (non-GAAP)	$ 55	$ 52	$ 430	$ 409
Depreciation and Amortization, pre-tax [(c)]	89	94	360	372
Interest Expense, pre-tax [(c)(d)]	28	34	118	114
Income Taxes [(c)]	10	18	82	140
Adjusted EBITDA (non-GAAP)	$ 182	$ 198	$ 990	$ 1,035
PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507

(a) Includes the financial impact from positions with forward delivery months.
(b) Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.
(c) Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d) Net of capitalized interest.

PSEG Enterprise/Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	($ millions, Unaudited)			
Net Income (Loss)	$ (17)	$ 2	$ (16)	$ (25)
Lease Related Activity, pre-tax	-	-	-	58
Income Taxes related to Lease related activity [(a)]	-	-	-	(26)
Operating Earnings (non-GAAP)	$ (17)	$ 2	$ (16)	$ 7
PSEG Fully Diluted Average Shares Outstanding (in millions)	508	507	507	507

(a) Income tax effect calculated at a combined leveraged lease effective tax rate.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings and Adjusted EBITDA as non-GAAP financial measures and how they differ from Net Income/(Loss).

B